THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

August 21, 2006

Croft Funds Corporation

Canton House

300 Water Street

Baltimore, Maryland 21202

        RE:         Croft Funds Corporation

                        File Nos. 33-81926 and 811-08652

Gentlemen:

            A legal opinion that we prepared was filed with Post-Effective Amendment No. 11 to the Croft Funds Corporation Registration Statement Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 13 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

                                                                        Very truly yours,

                                                                        /s/  Thompson Hine LLP

                                                                        THOMPSON HINE LLP

601934.1